INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement
No. 333-37939 of Domain Energy Corporation on Form S-8 of our report dated February 17, 1998, appearing in this Annual Report on Form 10-K of Domain Energy Corporation for the year ended December 31, 1997.

DELOITTE & TOUCHE LLP
Houston, Texas
March 23, 1998